As filed with the Securities and Exchange Commission on _________, 2011

                                                     Registration No. 333-173492

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                         Post Effective Amendment No. 1
                             REGISTRATION STATEMENT
                         UnderThe Securities Act of l933

                                DNA BRANDS, INC.

               (Exact name of issuer as specified in its charter)

                   Colorado                          26-0394476
         --------------------------------        --------------------
         (State or other jurisdiction of         (I.R.S. Employer
         incorporation or organization)           Identification No.)

                  506 N.W. 77th Street
                  Boca Raton, Florida                         33487
         ----------------------------------------         -----------
         (Address of Principal Executive Offices)          (Zip Code)

                           Incentive Stock Option Plan
                         Non-Qualified Stock Option Plan
                                Stock Bonus Plan
                         -------------------------------
                              (Full Title of Plan)

                                  Darren Marks
                                506 N.W. 77th St.
                              Boca Raton, FL 33487
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (954) 978-8401
               ---------------------------------------------------
              (Telephone number, including area code, of agent for
                                    service)

  Copies of all communications, including all communications sent to agent for service to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061


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7

                         CALCULATION OF REGISTRATION FEE

                                          Proposed      Proposed
Title of                                   maximum       maximum
securities                    Amount       offering     aggregate   Amount of
 to be                        to be         price       offering   registration
registered                 registered (1) per share (2)  price         fee
-------------------------------------------------------------------------------


Common Stock issuable
pursuant to Incentive
Stock Option Plan            500,000        $0.95       $475,000

Common Stock issuable
pursuant to
Non-Qualified Stock
Option Plan                1,000,000        $0.95        950,000

Common Stock issuable
pursuant to Stock
Bonus Plan                   900,000        $0.95        855,000
                                                         -------
                                                      $2,280,000       $265
                                                      ==========

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of DNA's common stock on April 4, 2011.



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                                DNA BRANDS, INC.
                         Cross Reference Sheet Required
                              Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)

Item
 No.      Form S-8 Caption                          Caption in Prospectus

  1.     Plan Information

         (a)  General Plan Information              Stock Option and Bonus Plans

         (b)  Securities to be Offered              Stock Option and Bonus Plans

         (c)  Employees who may Participate         Stock Option and Bonus Plans
              in the Plan

         (d)  Purchase of Securities Pursuant       Stock Option and Bonus Plans
              to the Plan and Payment for
              Securities Offered

         (e) Resale Restrictions                    Resale of Shares by
                                                    Affiliates

         (f)  Tax Effects of Plan                   Stock Option and Bonus Plans
              Participation

         (g)  Investment of Funds                   Not Applicable.

         (h)  Withdrawal from the Plan;             Other Information Regarding
              Assignment of Interest                the Plans

         (i)  Forfeitures and Penalties             Other Information Regarding
                                                    the Plans

         (j)  Charges and Deductions and            Other Information Regarding
              Liens Therefore                       the Plans

2.       Registrant Information and Employee        Available Information,
         Plan Annual Information                    Documents Incorporated by
                                                    Reference

                  PART IIINFORMATION NOT REQUIRED IN PROSPECTUS
Item 3 - Incorporation of Documents by Reference

     The following documents filed with the Commission by DNA Brands, Inc. ("DNA") (Commission File No. 000-53086) are incorporated by reference into this prospectus:

      (1) Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

      (2) Report on Form 10-Q for the three months ended January 31, 2010.

      (3) Report on Form 10-Q for the three months ended April 30, 2010.

      (4) Schedule 14f-1 filed on July 2, 2010.

      (5) Report on Form 8-K filed on July 12, 2010.

      (6) Report on Form 8-K filed July 15, 2010.

      (7) Report on form 10-Q for the three months ended July 31, 2010.

      (8) Report on Form 8-K filed September 13, 2010.

      (9) Report on Form 8-K/A filed September 16, 2010.

      (11) Report on Form 8-K filed on September 16, 2010.

      (12) Report on Form 10-Q for the three months ended September 30, 2010.

      (13) Report on Form 8-K/A filed October 18, 2010.

      (14) Report on Form 8-K filed on November 16, 2010.

      (15) Report on Form 8-K/A filed on December 8, 2010.

      (16) Registration Statement on Form S-1 filed on December 15, 2010.

      (17) Report on Form 8-K/A filed on January 11, 2011.

      (18) Report on Form 10-Q/A filed on January 11, 2011.

      (19) Annual Report on Form 10-K for the fiscal year ended December 31,
2010.


     All documents filed with the Commission by DNA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by DNA to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     DNA has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to DNA and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

Item 4 - Description of Securities

     Not required.

Item 5 - Interests of Named Experts and Counsel

     Not Applicable.

Item 6 - Indemnification of Directors and Officers

     The Articles of Incorporation of DNA provide in substance that DNA shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of DNA, or is or was serving at the request of DNA as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by DNA in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to DNA unless it shall ultimately be determined that such person is entitled to be indemnified by DNA as authorized in the Articles of Incorporation.

Item 7 - Exemption for Registration Claimed

     Not Applicable

Item 8 - Exhibits

4  - Instruments Defining Rights of
     Security Holders

   (a) - Common Stock                       Incorporated  by reference to
                                            Exhibit 3.1 of the Company's
                                            Registration  Statement on Form
                                            SB-2, File No. 333-148773.

   (b) - Incentive Stock Option Plan        (1)

   (c) - Non-Qualified Stock Option Plan    (1)

   (d) - Stock Bonus Plan                   (1)


5  - Opinion Regarding Legality             (1)

l5 - Letter Regarding Unaudited Interim
     Financial Information                  None

23 - Consent of Independent Public
     Accountants and Attorneys              (1)

24 - Power of Attorney                      Included in the signature page of
                                            this Registration Statement

99 - Re-Offer Prospectus                    __________________________________

(1) Filed with original registration statement

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Darren Marks and Mel Leiner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on May 5, 2011.

                                DNA BRANDS, INC.

                                       By: /s/ Darren Marks
                                          --------------------------
                                             Darren Marks, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                   Date
---------                               -----                   -----
/s/ Darren Marks                                               May 5, 2011
-------------------------        Principal Executive
Darren Marks                     Officer and a Director


/s/ Melvin Leiner                                              May 5, 2011
-------------------------
Melvin Leiner                    Principal Financial and
                                 Accounting Officer
                                 and a Director

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